UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: April 23, 2009
(Date of earliest event reported)
TLC Vision Corporation
(Exact name of registrant as specified in its charter)

New Brunswick, Canada (State or other jurisdiction of incorporation)	000-29302 (Commission File Number)	980151150 (IRS Employer Identification Number)

5280 Solar Drive, Suite 100 Mississauga, Ontario (Address of principal executive offices)	L4W 5M8 (Zip Code)
636-534-2300
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:
This amendment to the original Current Report on Form 8-K filed on April 23, 2009 is being filed to provide additional disclosure regarding Item 5.02, including biographical information with respect to Mr. Tiffany.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 23, 2009, TLC Vision Corporation (the “Company”) announced that James C. Wachtman resigned as chief executive officer of the Company, to pursue other interests, effective immediately. Mr. Wachtman also resigned as a member of the Board of Directors. The Company also announced that James B. Tiffany has been named President and Chief Operating Officer, effective immediately.
James B. Tiffany, age 52, was previously appointed as President of Sightpath Medical, Inc. (formerly, MSS, Inc.), a subsidiary of the Company, in August 2003. Prior thereto, Mr. Tiffany served as Vice President of Sales and Marketing of LaserVision from January 1999 to July 2000 and General Manager of MSS, Inc. from July 2000 to August 2003. Mr. Tiffany received his undergraduate degree from Arizona State University and a Master of Business Administration Degree from Washington University in St. Louis, Missouri.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TLC VISION CORPORATION
Dated: April 24, 2009	By:	/s/ James J. Hyland
James J. Hyland
VP Investor Relations